SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 3, 1998



                            CHAPARRAL RESOURCES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




            Colorado                      0-7261                 84-0630863
----------------------------       ---------------------     -------------------
(State or other jurisdiction       (Commission File No.)      (I.R.S. Employer
 of incorporation)                                           Identification No.)



                 2211 Norfolk, Suite 1150, Houston, Texas 77098
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (713) 807-7100






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Item 5. OTHER EVENTS.
        -------------

     On April 3, 1998, the Company executed a Subscription Agreement ("Agreement") with an investor which was not affiliated with the Company. Pursuant to the Agreement, the Company agreed to sell to the investor 1,250,000 shares of the Company's common stock for a purchase price of $2.00 per share or an aggregate purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000). The Company agreed to register the 1,250,000 shares for resale.

     Also, the Company agreed that, if at any time by March 31, 1999, the Company issues additional shares of the Company's common stock at a price of less than $2.00 per share, the investor will receive an additional number of shares of common stock which when added to the 1,250,000 shares divided by
$2,500,000  is equal to the  price at which  the  additional  shares  are  sold.
Excluded from the adjustment provisions are all shares of common stock, including the shares of common stock issuable upon exercise of options or warrants, issued to management, directors or employees of, or consultants to, the Company or any subsidiary thereof, shares of common stock issuable upon exercise of convertible securities, shares of common stock or options or warrants to acquire common stock issued in connection with investment banking, financial advisory or legal services provided to the Company and shares of common stock issued as a dividend or other distribution on any class of stock. Further, the Company agreed that if, by March 31, 1999, the Company issues or sells convertible securities (i.e., securities directly or indirectly convertible into or exchangeable for common stock), other than as a dividend or other distribution on any class of stock, the investor is entitled to exchange the 1,250,000 shares for the convertible securities. The amount of convertible securities to be issued to the investor is to be determined by dividing the market price of the common stock into the issue price of such convertible securities. Finally, the Company agreed that, in the event that by March 31, 1999 (i) the Company has not received an investment of $7,500,000 and (ii) the average market price of the common stock for the twenty day trading period preceding March 31, 1999, is less than $2.00 per share, then the investor is entitled to an additional number of shares of common stock which when added to the 1,250,000 shares and divided by $2,500,000 is equal to the market price of the common stock on March 31, 1999. This provision is inapplicable if either of the provisions are satisfied on or before March 31, 1999.

     Allen & Company Incorporated acted as placement agent in connection with the sale of the 1,250,000 shares of common stock. As a result, of the warrants to purchase 700,000 shares of the Company's common stock held by Allen & Company Incorporated that were unexercisable, warrants to purchase 100,000 shares of the Company's common stock have now become exercisable at an exercise price of $0.01 per share and will expire on November 25, 2002.



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Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
        ----------------------------------

(c) Exhibits.

Exhibit 10.1 Subscription Agreement dated April 1, 1998, by and between Chaparral Resources, Inc. and Network Fund III, Ltd.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 13, 1998

                                              CHAPARRAL RESOURCES, INC.




                                              By: /s/ Howard Karren
                                                 -------------------------------
                                                 Howard Karren, President




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                                  EXHIBIT INDEX

Exhibit 10.1 Subscription Agreement dated April 1, 1998, by and between Chaparral Resources, Inc. and Network Fund III, Ltd.




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